POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John D. Neumann, Matthew J. Dilluvio, Kimberly J. Pustulka, Andrew
C. Thomas and Eric Orsic, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $1.00 per share, of NACCO Industries, Inc. (the ?Company?) and Class B Common Stock, par value $1.00 per share, of the Company, including, without limitation, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Alfred M. Rankin, Jr.;

Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.) and Rankin Associates IV, L.P.
	By:  Alfred M. Rankin, Jr., as General Partner

Rankin Management, Inc.
	By:  Alfred M. Rankin, Jr., as President

Rankin Associates II, L.P.; Rankin Associates V, L.P.; and Rankin Associates VI, L.P.
	By:  Rankin Management, Inc., as General Partner
	        Alfred M. Rankin, Jr., as President

The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin;

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M.
Rankin, Jr.;

The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin;

The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin;

BTR 2012 GST for Helen R. Butler; and

BTR 2012 GST for Clara R. Williams

	By:  Alfred M. Rankin, Jr. as Trustee

The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended, and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren; and

The Trust created under the Agreement, dated December 28, 1976, between PNC Bank as Co-Trustee, and Clara L.T. Rankin for the benefit of grandchildren; Alfred M. Rankin, Jr., Co-Trustee

	By:  Alfred M. Rankin, Jr., as Co-Trustee

Alfred M. Rankin Jr.?Roth IRA?Brokerage Account  #*****
	By:  Alfred M. Rankin, Jr.


Name:	/s/ Alfred M. Rankin, Jr.
	Alfred M. Rankin, Jr.

Date:	 2-3-2020
Address: 5875 Landerbrook Drive, Suite 220
         Cleveland, Ohio 44124